Exhibit 99.1

Gulf Resources Provides Updates on its Chemical Business

SHOUGUANG, China, Nov. 30, 2017 (GLOBE NEWSWIRE) --

Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt, specialty chemical products, and natural gas in China, today announced updates on its chemical business.

On November 24, 2017, Gulf Resources received a letter from the People’s Government of Yangkou County, Shouguang City notifying the Company that due to the new standards and regulations relating to safety production and environmental pollution, from certain local governmental departments, such as the municipal environmental protection department, the security supervision department and the fire department, have decided to relocate chemical enterprises to a new industrial park called Bohai Marine Fine Chemical Industry Park.  The government has decided to close those chemical companies which are not in compliance with regulations within the county. The others which are in compliance with government regulations will be offered the opportunity to relocate to Bohai Marine Fine Chemical Industry Park which has been specifically designed for chemical companies. No chemical companies will be permitted to operate in the county outside of the new chemical industry park, with the exception of bromine facilities which are not being required to relocate.  Chemical companies that are not invited into the park will be permanently closed.  Although we are in compliance with regulations within the county, due to the proximity of our subsidiary, Shouguang Yuxin Chemical Co.’s, production plant in or near a residential area, we have been invited to relocate our chemical production plant to Bohai Marine Fine Chemical Industry Park. However, we must not commence activities until we have relocated the production plant and receive qualified acceptances from related departments.

Based on recent news, the company believes that many chemical factories in Shandong Province will be permanently closed. The same pattern is being followed in other provinces in China. The goal of the government is to reduce pollution and other risks to its citizens. When this process is completed, the company believes there will be fewer chemical companies and these companies will operate at much higher levels of safety and productivity.

While our factories are in compliance with government regulations, they are located in an area that is adjacent to residential areas. For that reason, we will have to close our factories and relocate them to the industrial park. This ruling applies to both of our chemical factories, which are located in the same general area.

To any entity which has been offered the opportunity to relocate, the government will sell those companies the new land for their factories. We will still control our existing land and, in the future, will consider new ways to monetize this asset. We are estimating the cost of acquiring the new land and designing and building a new factory. However, we have already made certain decisions with respect to the relocation, as follows:

1.	We will combine our two factories into one facility. This will allow us to be more efficient.

2.	We will upgrade our production facilities, using the most modern equipment. This will allow us to develop a strong competitive advantage over many of the remaining companies.

3.	We will utilize as much of the existing equipment as possible, providing it does not jeopardize our long-term efficiency.

At the present time, we believe this relocation process will cost between $50-$60 million. Fortunately, as of September 30, 2017 we had approximately $190 million in cash reserves and will be able to pay for this new construction without jeopardizing our other projects.

We will need to acquire the land, design our factory, purchase the upgraded equipment, and then obtain all necessary government approvals. There is no way to be certain about the timeline, but we believe it should take slightly more than one year to construct the factory and obtain government approval. To be conservative, we believe the new factory will be fully operational in 1.5 years, with 2 years as the most conservative target.

We will take a write-down to book value after we determine which of the equipment we will move and which we will replace.

Obviously, we will lose some customers during the interim period. However, because there will be many fewer chemical factories in the county, the province, and throughout the country, we expect that we will be able to recapture all of our business and, through efficiencies, grow from there.

“When we first received this news,” Mr. Liu Xiaobin, the CEO of Gulf Resources stated, “we were disappointed. We knew the country was on a campaign to improve the environment, but we did not know the short-term impact on our company would be this serious. However, after we considered all of the steps the government is taking, we are encouraged. We now have the incentive to upgrade our facilities and make them state-of-the-art. There will be fewer competitors, and the number of competitors will be permanently limited. Further, we have the cash to move and fully upgrade, while many of our competitors, that will still be allowed to remain in operation, may not.”

“This means,” Mr. Liu added, “that although over the next 1 to two years there will be no revenues generated from our chemical segment, we believe that with the relocation and upgrades and the opportunity to obtain business from other chemical factories that have closed over the long-term, our chemical business will likely be far more profitable than it has been in the past.

“In 2018,” Mr. Liu continued, “we expect to have our bromine facilities fully operational by the end of the first quarter. We expect strong profits from this segment. We also expect our natural gas project will begin to contribute to revenues and profits. In 2019, we expect to have our new chemical factory begin operations.”

“We know that investors may be disappointed in the decision by the government to force the relocation of our factories,” Mr. Liu continued. “China has serious environmental problems. These steps are absolutely necessary for the well-being of the country. While we are disappointed our factories need to be relocated, we are excited about the opportunity to function in an industry that will have fewer competitors and much lower capacity. We are pleased that we have more than enough capital to fund the rectification of our bromine business, the relocation of our chemical business, and the development of our natural gas business.”

“Because we assume investors will have many questions,” Mr. Liu continued, “we will host a conference call to provide detailed answers before December 9th, 2017, and the company will issue a press release about the conference date once it is booked.”

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries' business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com

Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com